Exhibit 99.1

FOR IMMEDIATE RELEASE:

MedCAREERS GROUP, Inc.  Reaches Agreement
in Principle To Acquire StaffMD

Atlanta, GA – March 4, 2010 — MedCAREERS GROUP, Inc. (the “Company” and “MCGI”) (OTCBB: MCGI) today announced that it has signed a letter of intent to acquire StaffMD a leading online job posting website in the physician staffing industry.  StaffMD operates primarily under the name www.physicianwork.com, but it has other operating assets as well.  StaffMD was founded nine years ago by Jeffrey Sisk and he will remain with the Company after the closing of the pending acquisition.  StaffMD has most of the major physician staffing companies as clients who use www.physicianwork.com to advertise their job listings.  The transaction is subject to due diligence and execution of definitive documentation which the parties expect to be finalized within 60 days.

Physicianwork.com was cited in a 2007 survey conducted by the New England Journal of Medicine (NEJM) as the second most popular online source for physicians looking for jobs.  (NEJM’s website was the most popular.)

Commenting on the proposed transaction Mr. Sisk noted:  “I am a big believer in the strategy of MCGI and I am looking forward to being a part of the Company.  I believe that there is a lot of opportunity to grow StaffMD and to implement and grow the other brands that MCGI is looking to acquire.  A substantial amount of my selling price is in MCGI stock so I will be vested in the future success of the Company and I will work hard to make sure StaffMD continues to prosper.”

Commenting on the proposed transaction for MedCAREERS GROUP, CEO R. Bryan Crutchfield commented:  “StaffMD is a leading company in the job posting space that has been built over the last ten years.  Jeff Sisk has done a great job and to be able to attract someone of his pedigree along with the StaffMD business is a huge endorsement of our strategy.  Physicianwork.com is an extremely strong brand as evidenced by the 2007 New England Journal of Medicine survey results and should be a tremendous asset for MedCAREERS Group to control.”

About MedCAREERS GROUP, Inc.:

MedCAREERS GROUP (www.medcareersgroup.com) mission is to become a leader in the healthcare career arena with a focus on the healthcare professional.  MedCAREERS Group’s goal is to build itself into a complete resource for the healthcare professional with an emphasis and understanding of what healthcare professionals need as a resource to assist them in maximizing their careers.  MedCAREERS Group aims to be the "go to" place for the healthcare professional community.  MedCAREERS Group intends to offer easy, comprehensive solutions and information that is exclusively healthcare related.

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act.  Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

Company & Investor Relations Contact:
Investor Relations Department
1-866-472-7781
ir@medcareersgroup.com

www.medcareersgroup.com